Exhibit 99.77o

                                   FORM 10f-3

                              THE BLACKROCK FUNDS

                         RECORD OF SECURITIES PURCHASED
                    UNDER THE TRUST'S RULE 10f-3 PROCEDURES

1. Name of Purchasing Portfolio: BlackRock National Municipal Fund (BR-NATL), BlackRock MuniYield California Fund, Inc. (MYC), BlackRock Intermediate Municipal Fund (BR-INTMUNI), BlackRock Muni Intermediate Duration Fund, Inc. (MUI), The BlackRock California Investment Quality Municipal Trust
(RAA), BlackRock California Municipal Income Trust (BFZ), BlackRock California Municipal Income Trust II (BCL), BlackRock California Municipal Bond Trust
(BZA), BlackRock AMT-Free Municipal Bond Portfolio (BR-MUNI), BlackRock Florida Municipal Bond Fund (BR-FL), BlackRock MuniYield Florida Fund, Inc. (MYF), The BlackRock Florida Investment Quality Municipal Trust (RFA), BlackRock Apex Municipal Fund, Inc. (APX), BlackRock MuniAssets Fund, Inc. (MUA), BlackRock MuniYield Fund, Inc. (MYD), BlackRock High Yield Municipal Fund (BR-HYMUNI), BlackRock MuniHoldings Fund, Inc. (MHD), BlackRock MuniHoldings Fund II, Inc.
(MUH), BlackRock Investment Quality Municipal Trust (BKN), BlackRock Strategic Municipal Trust (BSD), BlackRock MuniVest Fund, Inc. (MVF), Blackrock MuniVest Fund II, Inc. (MVT), Taurus Municipal Bond Fund (TAURUS)

2.       Issuer: Golden State Tobacco

3.       Date of Purchase: March 8, 2007

4.       Underwriter from whom purchased: Bear Stearns

5. Name of Affiliated Underwriter (as defined in the Trust's procedures) managing or participating in syndicate:
         Merrill Lynch

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6.       Aggregate principal amount of purchased (out of total offering):
         $58,000,000 out of $4,446,826,391.

7. Aggregate principal amount purchased by funds advised by BlackRock and any purchases by other accounts with respect to which BlackRock has investment discretion (out of the total offering):
         $58,000,000 out of $4,446,826,391.

8.       Purchase price (net of fees and expenses): 103.952 in 2015,
         103.96 in 2016, 104.387 of 5.75 in 2047, 97.58 of 5.125 in 2047

9.       Date offering commenced: March 8, 2007

10.      Offering price at end of first day on which any sales were made:
         103.952 in 2015, 103.96 in 2016, 104.387 of 5.75 in 2047,
         97.58 of 5.125 in 2047

11.      Have the following conditions been satisfied:               Yes    No
                                                                     ---    --
         a.    The securities are part of an issue registered
               under the Securities Act of 1933, as amended,
               which is being offered to the public, OR are
               Eligible Municipal Securities, OR are securities
               sold in an Eligible Foreign Offering OR are
               securities sold in an Eligible Rule 144A
               Offering OR part of an issue of government
               securities.                                           _X_    ___

         b. The securities were purchased prior to the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase required by laws to be granted to exisiting security holders of the Issuer) OR, if a rights offering, the

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               securities were purchased on or before the
               fourth day preceding the day on which the
               rights offering terminated.                           _X_    ___

         c.    The underwriting was a firm commitment
               underwriting.                                         _X_    ___

         d.    The commission, spread or profit was
               reasonable and fair in relation to that
               being received by others for underwriting
               similar securities during the same period.            _X_    ___

         e.    In respect of any securities other than
               Eligible Municipal Securities, the issuer
               of such securities has been in continuous
               operation for not less than three years
               (including the operations of predecessors).           _X_    ___

         f.    Has the affiliated underwriter confirmed
               that it will not receive any direct or indirect
               benefit as a result of BlackRock's participation
               in the offering?                                      _X_    ___



Completed by:      Janine Bianchino                          Date:    3/23/07
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